UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2023

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 17, 2023, Cingualte Inc. (the “Company”) issued a press release announcing a key opinion leader event on October 23, 2023 at which ADHD, anxiety and the Company’s leading, late-stage asset CTx-1301 (dexmethylphenidate), including the results from the Company’s Phase 3 adult efficacy and safety trial of CTx-1301 for ADHD, will be discussed. A copy of the press release is attached hereto as Exhibit 99.1.

The Company updated its investor presentation to be used at investor conferences and in investor meetings. A copy of the investor presentation is furnished as Exhibit 99.2 and incorporated by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On October 17, 2023, the Company issued a press release announcing a key opinion leader event on October 23, 2023 at which ADHD, anxiety and the Company’s leading, late-stage asset CTx-1301 (dexmethylphenidate), including the results from the Company’s Phase 3 adult efficacy and safety trial of CTx-1301 for ADHD, will be discussed.

Top-line results for the Phase 3 adult trial were released on July 11, 2023 and included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023 and detailed trial results were presented on September 8, 2023 at the 36th Annual Psych Congress in Nashville, Tennessee and included in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2023.

CTx-1301 demonstrated a reduction in Adult ADHD Investigator Symptom Rating Scale (AISRS) scores (-16.3) during the dose-optimization period. During the randomized placebo controlled period, CTx-1301 demonstrated a reduction in AISRS scores (mean difference: -13.1) with an effect size of 5.45 and a p-value of <0.001.

The pivotal Phase 3 fixed-dose pediatric and adolescent safety and efficacy study and a Phase 3 pediatric dose-optimization onset and duration study of CTx-1301 have commenced, with results expected in the first half of 2024.

Assuming the Company receives positive clinical results from its Phase 3 trials, the Company expects to submit the NDA for CTx-1301 in the second half of 2024 under the Section 505(b)(2) pathway.

The Company plans to initiate a Phase 1/2 bioavailability study in ADHD patients for CTx-1302 (dextroamphetamine), its second investigational asset for the treatment of ADHD, in the second half of 2024 and, if the results from this study are successful, subsequently initiate pivotal Phase 3 clinical trials in all patient segments in 2025.

The Company has embarked on a program to develop CTx-2103 (buspirone) for the treatment of anxiety, which is the most common mental health concern in the U.S. The Company completed a formulation study in which the pharmacokinetics were evaluated for this trimodal tablet providing three precisely timed doses of buspirone versus one immediate release dose. In addition, scintigraphic imaging visualized transit of the tablets through the gastrointestinal tract to confirm both the site and onset of release, which will then be correlated with pharmacokinetic data to establish the full release profile of the CTx-2103 formulation. Based on the pharmacokinetic profile seen in the data, CTx-2103 achieved the desired triple release of buspirone. These results provided the critical information required to allow the Company to request a Pre-IND meeting with the FDA to discuss the design of its clinical and regulatory program for CTx-2103, and the Company expects to receive feedback from the FDA in the fourth quarter of 2023 to allow for a potential IND filing in the first half of 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 17, 2023

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: October 19, 2023	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer